    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2001
                                                      REGISTRATION NO. 333-53206
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             CV THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                   3172 PORTER DRIVE                               43-1570294
 (State or other jurisdiction                    PALO ALTO, CALIFORNIA 94304                       (I.R.S. Employer
     of incorporation or                                (650) 812-0585                          Identification Number)
        organization)           (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          LOUIS G. LANGE, M.D., PH.D.
                            CHIEF EXECUTIVE OFFICER
                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                            ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
              135 COMMONWEALTH DRIVE MENLO PARK, CALIFORNIA 94025
                                 (415) 328-4600
                                      AND
                             LAURA L. GABRIEL, ESQ.
               LATHAM & WATKINS 505 MONTGOMERY STREET, SUITE 1900
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED BY THE REGISTRANT.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                 SUBJECT TO COMPLETION, DATED JANUARY 12, 2001

                                  $100,000,000

                             CV THERAPEUTICS, INC.

                                  COMMON STOCK

    This prospectus will allow us to issue, from time to time in one or more offerings, up to $100,000,000 in the aggregate of our common stock and the rights to acquire our series A junior participating preferred stock that are attached to and trade with the common stock. This means:

    - we will provide a prospectus supplement each time we issue common stock;

    - the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document; and

    - you should read this prospectus and any prospectus supplement carefully before you invest.

    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SECURITIES BEING SOLD WITH THIS PROSPECTUS.

    Our common stock is traded on the Nasdaq National Market under the symbol "CVTX." On January 11, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $44.00 per share.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 2001.

    We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

                               TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     2
AVAILABLE INFORMATION.......................................     2
INCORPORATION BY REFERENCE..................................     3
RISK FACTORS................................................     4
THE COMPANY.................................................     4
USE OF PROCEEDS.............................................     4
PLAN OF DISTRIBUTION........................................     4
LEGAL MATTERS...............................................     5
EXPERTS.....................................................     5

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

    These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                             AVAILABLE INFORMATION

    We are subject to the information requirements of the Securities Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at 44 Montgomery Street, Suite 1100, San Francisco, California 94104. You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Internet site is http://www.sec.gov.

    This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C., New York, New York and San Francisco, California.

    Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

    We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

    - Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2000 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 6, 2000;

    - Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000;

    - Quarterly Report on Form 10-Q for the quarterly period ending June 30,
      2000;

    - Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2000;

    - Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2000;

    - Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 1, 2000;

    - Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 16, 2000;

    - Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2001; and

    - the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21643), filed with the Securities and Exchange Commission on October 30, 1996.

    We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

    This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

    We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to CV
Therapeutics, Inc., Attention: Investor Relations, 3172 Porter Drive, Palo Alto, California 94304 (telephone (650) 812-0585). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                  RISK FACTORS

    Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled "Incorporation by Reference."

                                  THE COMPANY

    CV Therapeutics was incorporated in Delaware in December 1990, and in June 1992 we changed our name to CV Therapeutics, Inc. We are a biopharmaceutical company engaged in the discovery and development of new small molecule drugs to treat cardiovascular disease, the leading cause of death in the United States.

    Our executive offices are located at 3172 Porter Drive, Palo Alto, California 94304, and our telephone number is (650) 812-0585. CV
Therapeutics, Inc. and the CV Therapeutics logo are our service marks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

                                USE OF PROCEEDS

    Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include funding research, development and product manufacturing, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

                              PLAN OF DISTRIBUTION

    We may sell shares of common stock offered pursuant to this registration statement to one or more underwriters for public offering and sale by them and may also sell the shares to investors directly or through agents. We have reserved the right to sell the shares directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

    The distribution of the shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of common stock offered pursuant to this registration statement may be effected from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of these methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

    Underwriters may sell the shares to or through dealers and they may pay the dealers compensation in the form of discounts, concessions or commissions. Any purchasers may also pay the dealers commissions. Dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the shares as a principal, and may then resell the shares at varying prices to be determined by the dealer.

    We will identify any underwriter, dealer or agent involved in the offer and sale of the shares of our common stock and set forth any compensation that we paid to underwriters or agents in connection with the offering of the shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

    We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Exchange Act, and to reimbursement by us for certain expenses.

    To facilitate an offering of the shares of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the shares. This may include over-allotments or short sales of the shares, which involves the sale by persons participating in the offering of more shares than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

    Certain legal matters with respect to the shares of our common stock offered pursuant to this registration statement will be passed upon for us by Latham & Watkins, Menlo Park, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

    Ernst & Young LLP, independent auditors have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $ 25,200
*Legal Fees and Expenses....................................  $100,000
*Accounting Fees and Expenses...............................  $  7,500
*Printing Expenses..........................................  $ 30,000
*Blue Sky Fees..............................................  $ 10,000
*Transfer Agent Fees & Expenses.............................  $  5,000
*Miscellaneous..............................................  $  2,300
                                                              --------
  *Total....................................................  $180,000
                                                              ========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which the director derived an improper personal benefit.

    Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Our Amended and Restated Certificate of Incorporation, as amended by Amendment No. 1 to the Amended and Restated Certificate of Incorporation, provides our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

    We have entered into indemnification agreements with substantially all of our officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

        1.1*            Form of Underwriting Agreement.

        4.1             Amended and Restated Certificate of Incorporation of CV
                        Therapeutics, Inc. filed as Exhibit 3.1 to the Company's
                        Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1999 and incorporated herein by reference.

        4.2**           Amendment No. 1 to the Amended and Restated Certificate of
                        Incorporation of CV Therapeutics, Inc.

        4.3             Certificate of Designation of CV Therapeutics, Inc.
                        establishing the terms of the Company's Series A Junior
                        Participating Preferred Stock filed as Exhibit 10.78 to the
                        Company's Quarterly Report on Form 10-Q for the quarterly
                        period ending June 30, 2000 and incorporated herein by
                        reference.

        4.4             Restated ByLaws of CV Therapeutics, Inc., as amended, filed as Exhibit 3.5 to the Company's Registration Statement on
                        Form S-1, File No. 333-12675, and incorporated herein by
                        reference.

        4.5 Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1, File
                        No. 333-12675, and incorporated herein by reference.

        5.1**           Opinion of Latham & Watkins.

       23.1**           Consent of Ernst & Young LLP, Independent Auditors.

       23.2**           Consent of Latham & Watkins (included in Exhibit 5.1).

       24.1** Powers of Attorney (contained on signature page of this Registration Statement).

------------------------

*   To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**  Previously filed.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 12, 2001.

                                               CV THERAPEUTICS, INC.

                                               By:              /s/ DANIEL K. SPIEGELMAN
                                                    ------------------------------------------------
                                                                  Daniel K. Spiegelman
                                                    SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amendment No. 1 to the registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                      *                        Chairman of the Board and Chief
    ------------------------------------         Executive Officer (Principal        January 12, 2001
         Louis G. Lange, M.D., Ph.D.             Executive Officer)

          /s/ DANIEL K. SPIEGELMAN             Senior Vice President and Chief
    ------------------------------------         Financial Officer (Principal        January 12, 2001
            Daniel K. Spiegelman                 Financial and Accounting Officer)

                      *
    ------------------------------------       Director                              January 12, 2001
             Thomas L. Gutshall

                      *
    ------------------------------------       Director                              January 12, 2001
       Barbara J. McNeil, M.D., Ph.D.

                      *
    ------------------------------------       Director                              January 12, 2001
        Costa G. Sevastopoulos, Ph.D.

    ------------------------------------       Director
           J. Leighton Read, M.D.

                      *
    ------------------------------------       Director                              January 12, 2001
               R. Scott Greer

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                      *
    ------------------------------------       Director                              January 12, 2001
              Peter Barton Hutt

*By:                /s/ DANIEL K. SPIEGELMAN
             --------------------------------------
                      Daniel K. Spiegelman
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

        1.1*            Form of Underwriting Agreement.

        4.1             Amended and Restated Certificate of Incorporation of CV
                        Therapeutics, Inc. filed as Exhibit 3.1 to the Company's
                        Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1999 and incorporated herein by reference.

        4.2**           Amendment No. 1 to the Amended and Restated Certificate of
                        Incorporation of CV Therapeutics, Inc.

        4.3             Certificate of Designation of CV Therapeutics, Inc.
                        establishing the terms of the Company's Series A Junior
                        Participating Preferred Stock filed as Exhibit 10.78 to the
                        Company's Quarterly Report on Form 10-Q for the quarterly
                        period ending June 30, 2000 and incorporated herein by
                        reference.

        4.4             Restated ByLaws of CV Therapeutics, Inc., as amended, filed as Exhibit 3.5 to the Company's Registration Statement on
                        Form S-1, File No. 333-12675, and incorporated herein by
                        reference.

        4.5 Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1, File
                        No. 333-12675, and incorporated herein by reference.

        5.1**           Opinion of Latham & Watkins.

       23.1**           Consent of Ernst & Young LLP, Independent Auditors.

       23.2**           Consent of Latham & Watkins (included in Exhibit 5.1).

       24.1** Powers of Attorney (contained on signature page of this Registration Statement).

------------------------

*   To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**  Previously filed.